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                                                                 Exhibit 11(b)



                              November 25, 1997



Carnegie Tax Exempt Income Trust
1100 The Halle Building
1228 Euclid Avenue
Cleveland, Ohio 44115-1831

   Re:   Registration Statement under the Securities Act of 1933
         (Registration No. 33-2299)

Ladies and Gentlemen:

  We hereby consent to the use of our name under the heading "Taxes" in the Prospectus and in the Statement of Additional Information contained in the captioned Registration Statement for the Carnegie Tax Exempt Income Trust.


                                         Respectfully yours,


                                         SQUIRE, SANDERS & DEMPSEY L.L.P.